BYLAWS
                                       OF
                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.

                                    INDEX TO
                                     BYLAWS
                                       OF
                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.

ARTICLE  I - OFFICES ......................................................    1
   Section 1.1      PRINCIPAL OFFICE ......................................    1
   Section 1.2      REGISTERED OFFICE .....................................    1

ARTICLE  II - SHAREHOLDERS ................................................    1
   Section 2.1      ANNUAL MEETING ........................................    1
   Section 2.2      SPECIAL MEETING .......................................    1
   Section 2.3      COURT ORDERED MEETINGS ................................    1
   Section 2.4      PLACE OF MEETINGS .....................................    2
   Section 2.5      NOTICE OF MEETINGS ....................................    2
   Section 2.6      MEETING OF ALL SHAREHOLDERS ...........................    3
   Section 2.7      CLOSING OF TRANSFER BOOKS OR FIXING OF
                       RECORD DATE ........................................    3
   Section 2.8      VOTING LISTS ..........................................    3
   Section 2.9      QUORUM ................................................    4
   Section 2.10     MANNER OF ACTING ......................................    4
   Section 2.11     PROXIES ...............................................    5
   Section 2.12     VOTING OF SHARES ......................................    5
   Section 2.13     VOTING OF SHARES BY CERTAIN SHAREHOLDERS ..............    6
   Section 2.14     ACTION OF SHAREHOLDERS WITHOUT A MEETING ..............    7
   Section 2.15     VOTING BY BALLOT ......................................    8
   Section 2.16     NO CUMULATIVE VOTING ..................................    8
   Section 2.17     WAIVER OF NOTICE ......................................    8
   Section 2.18     PARTICIPATION BY ELECTRONIC MEANS .....................    8

ARTICLE  III - BOARD OF DIRECTORS
   Section 3.1      GENERAL POWERS ........................................    8
   Section 3.2      PERFORMANCE OF DUTIES .................................    8
   Section 3.3      NUMBER, TENURE AND QUALIFICATIONS .....................    9
   Section 3.4      REGULAR MEETINGS ......................................    9
   Section 3.5      SPECIAL MEETINGS ......................................    9
   Section 3.6      NOTICE ................................................    9
   Section 3.7      QUORUM ................................................   10
   Section 3.8      MANNER OF ACTING ......................................   10
   Section 3.9      INFORMAL ACTION BY DIRECTORS OR COMMITTEE
                       MEMBERS ............................................   10
   Section 3.10     PARTICIPATION BY ELECTRONIC MEANS .....................   10
   Section 3.11     VACANCIES .............................................   11
   Section 3.12     RESIGNATION ...........................................   11

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   Section 3.13     REMOVAL ...............................................   11
   Section 3.14     COMMITTEES  ...........................................   11
   Section 3.15     COMPENSATION  .........................................   11
   Section 3.16     PRESUMPTION OF ASSENT .................................   12

ARTICLE IV - OFFICERS .....................................................   12
   Section 4.1      NUMBER ................................................   12
   Section 4.2      ELECTION AND TERM OF OFFICE  ..........................   12
   Section 4.3      REMOVAL ...............................................   12
   Section 4.4      VACANCIES .............................................   13
   Section 4.5      PRESIDENT  ............................................   13
   Section 4.6      VICE PRESIDENT ........................................   13
   Section 4.7      SECRETARY .............................................   13
   Section 4.8      TREASURER .............................................   14
   Section 4.9      ASSISTANT SECRETARIES AND ASSISTANT
                       TREASURERS .........................................   14
   Section 4.10     BONDS .................................................   14
   Section 4.11     SALARIES  .............................................   14

ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS .........................   15
   Section 5.1      CONTRACTS  ............................................   15
   Section 5.2      LOANS .................................................   15
   Section 5.3      CHECKS, DRAFTS, ETC....................................   15
   Section 5.4      DEPOSITS  .............................................   15

ARTICLE VI - SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF
             SHARES .......................................................   15
   Section 6.1      REGULATION ............................................   15
   Section 6.2      SHARES WITHOUT CERTIFICATES  ..........................   15
   Section 6.3      CERTIFICATES FOR SHARES ...............................   16
   Section 6.4      CANCELLATION OF CERTIFICATES  .........................   16
   Section 6.5      CONSIDERATION FOR SHARES ..............................   16
   Section 6.6      LOST, STOLEN OR DESTROYED CERTIFICATES ................   16
   Section 6.7      TRANSFER OF SHARES ....................................   17

ARTICLE VII - FISCAL YEAR .................................................   17

ARTICLE VIII - DISTRIBUTIONS ..............................................   17

ARTICLE IX - CORPORATE SEAL ...............................................   18

ARTICLE X - AMENDMENTS ....................................................   18

ARTICLE XI - EXECUTIVE COMMITTEE ..........................................   18
   Section 11.1     APPOINTMENT  ..........................................   18

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   Section 11.2     AUTHORITY .............................................   18
   Section 11.3     TENURE AND QUALIFICATIONS .............................   18
   Section 11.4     MEETINGS ..............................................   19
   Section 11.5     QUORUM ................................................   19
   Section 11.6     INFORMAL ACTION BY EXECUTIVE COMMITTEE ................   19
   Section 11.7     VACANCIES .............................................   19
   Section 11,8     RESIGNATIONS AND REMOVAL ..............................   19
   Section 11.9     PROCEDURE  ............................................   19

ARTICLE XII - EMERGENCY BYLAWS .............................................  20

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                                     BYLAWS
                                       OF
                    NEW MILLENNIUM MEDIA INTERNATIONAL. INC.

                                    ARTICLE I

                                     OFFICES

          SECTION 1.1 PRINCIPAL OFFICE. The principal office of the corporation in die State of Colorado shall be located in the City and County of Denver. The corporation may have such other offices, either within or outside of the State of Colorado as the Board of Directors may designate, or as the business of the corporation may require from time to time.

          SECTION 1.2 REGISTERED OFFICE. The registered office of the corporation, required by die Colorado Business Corporation Act to be maintained in the State of Colorado, may be, but need not be, identical with the principal office in the State of Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

          SECTION 2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held at such time on such day as shall be fixed by the Board of Directors, commencing with the year 1999, for the purpose of electing directors and for the transaction of such other business as may come before the meeting, If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

          SECTION 2.2 SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, unless: otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President upon the receipt of one or more written demands for a special meeting, slating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

          SECTION 2.3 COURT ORDERED MEETINGS. A shareholder may apply to the district court in the county in Colorado where the corporation's principal office is located or, if the corporation has no principal office in Colorado, to the district court of the county in which

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the  corporation's  registered  office  is  located  to  seek  an  order  that a shareholder meeting be held (i) if an annual meeting was not held within six months after the close of the corporation's most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (ii) if a shareholder participated in a proper call of or demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date of the last of the demands necessary to require the calling of the meeting was received by the corporation pursuant to the Colorado Business Corporation Act, or the special meeting was not held in accordance with the notice.

          SECTION 2.4 PLACE OF MEETING. The Board of Directors may designate any place, either within or outside of the State of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Colorado.

          SECTION 2.5 NOTICE OF MEETING. Written notice static the place, day and hour of the meeting of shareholders shall be delivered not less than ten nor more than sixty days before the date of the meeting, except that (i) if the number of authorized shares is to be increased, at least thirty days' notice shall be given, or (ii) any other longer notice period is required by the Colorado Business Corporation Act. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the Articles of Incorporation of the corporation, (ii) a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill, (iv) a dissolution of the corporation, or (v) any other purpose for which a statement of purpose is required by the Colorado Business Corporation Act. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder entitled to voce at such meeting. If mailed and in a comprehensible form, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If notice is given other than by mail, and provided such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

          If three successive letters mailed to tile last-known address of any shareholder c record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation.

          When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting, If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

          SECTION 2.6 MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or outside of the State of Colorado, and consent in writing to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any shareholder action may be taken,

          SECTION 2.7 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DAIE. For the purpose of determining shareholders entitled to (i) notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) to receive distributions or share dividends, (iii) demand a special meeting, or (iv) in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, seventy days, If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which die resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the meeting is adjourned to a date more than ono hundred twenty days after the date fixed for the original meeting, in which case the Board of Directors shall make a new determination as provided in this section.

          SECTION 2.8 VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at the earlier of ten days before such meeting of shareholders or two business days after notice of the meeting, a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be arranged in alphabetical order, within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten days prior to such meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of title corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held, Such list shall be available for inspection on written demand by any shareholder (including for the purpose of this Section any holder of voting trust certificates) or his or her agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or to vote at any meeting of shareholders.

          Any shareholder, his or her agent or attorney, may copy the list during regular business hours and during the period it is available for inspection, provided (i) the shareholder has been a shareholder for at least three months immediately preceding the demand or is a shareholder of at least five percent of all of the outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder's interest as a shareholder,
(iii) the shareholder describes with reasonable particularity the purpose and the list the shareholder desires to inspect, (iv) the list is directly connected with the described purpose; and (v) the shareholder pays a reasonable charge covering the cost of labor and material for such copies.

          SECTION 2.9 QUORUM. One-third of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for the action on the matter. If no specific voting group is designated in the Articles of Incorporation or under the Colorado Business Corporation Act for a particular matter, all outstanding shares of the corporation entitled to vote, represented m person or by proxy, shall constitute a voting group. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed one hundred twenty days without further notice. However, if the adjournment is for more than one hundred twenty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

          At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

          SECTION 2.10 MANNER OF ACTING. If a quorum is present, an action is approved if the votes cast within the voting group favoring the action exceeds the votes cast against the action, and the action so approved shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by groups or classes is otherwise required by the Colorado Business Corporation Act or by the Articles of Incorporation or these Bylaws.

          SECTION 2.11 PROXIES. At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his or her duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the Secretary of die corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

          Any complete copy, including an electronically transmitted facsimile, of an Appointment of a proxy may be substituted for or used in lieu of the original appointment for any Purpose for which the original appointment could be used.

          Revocation of a proxy does not affect the right of the corporation to accept the proxy's authority unless (i) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his or her voting in person on any matter subject to a vote at such meeting.

          The death or incapacity of the shareholder appointing a proxy does not affect die right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

          The corporation shall not be required to recognize an appointment made irrevocably if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his or her attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

          SECTION 2.12 VOTING OF SHARES Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter. Only shares are entitled to vote.

          SECTION 2.13 VOTING OF SHARES BY CERTAIN SHAREHOLDER. If the name on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder.

          If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if;

          (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

          (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

          (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation,

          (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

          (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of die co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

          (vi) the acceptance of the voted, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with tins Section 2.14.

          The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

          Neither the corporation nor any of its directors, officers, employees or agents who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for The consequences of the acceptance or rejection.

          Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable Obligation to pay the holders of the redemption price on surrender of the shares.

          SECTION 2.14 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Unless the Articles of Incorporation or these Bylaws provide otherwise, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote and delivered to the Secretary of the corporation for inclusion in the minutes or for filing with the corporate records. Action taken by consent is effective as of the date the written consent is received by the corporation unless the writings specify a different effective date, in which case such specified date ,shall be the effective date for such action, If any shareholder revokes his or her consent as provided for herein prior to what otherwise would be the effective date, the action proposed in the consent shall be invalid.

          Any such writing may be received by the corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the corporation with a complete copy thereof, including a copy of the signature thereto. The shareholder so transmitting such a writing shall furnish an original of such writing to the corporation for the permanent record of the corporation, but the failure of the corporation to receive for record such original writing shall not affect the action so taken. In addition, such writings shall be deemed to be received by the corporation if such writings are received by an officer or director of the corporation, or an attorney representing the corporation, wherever such persons may be found,

          The record date for determining shareholders entitled to take action without a meeting shall be the date the corporation first receives a writing upon which the action is taken.

          Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 2.14 may revoke such consent by a writing signed and dated by the shareholder describing the action and staling that the shareholder's prior consent thereto is revoked, if such writing is received by the corporation prior to the date the last writing necessary to effect the action is received by the corporation.

          SECTION 2.15 VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

          SECTION 2.16 NO CUMULATIVE VOTING. No shareholder shall be permitted to cumulate his or her votes in the election for directors or otherwise.

          SECTION 2.17 WAIVER OF NOTICE. When any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after die time stated therein, shall be equivalent to the giving of such notice. Such waiver shall be delivered to the corporation for filing with the corporate records.

          The attendance of a shareholder at any meeting shall constitute a waiver of notice, waiver of objection to defective notice of such meeting, or a waiver of objection to the consideration of a particular matter at the shareholder meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting, the transaction of business at the meeting, or the consideration of a particular matter at the time it is presented at the meeting.

          SECTION 2.18 PARTICIPATION BY ELECTRONIC MEANS. Any shareholder may participate in any meeting of the shareholders by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence m person at such meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

          SECTION  3.1  GENERAL   POWERS.   The  business  and  affairs  of  the
corporation shall be managed by its Board of Directors.

          SECTION 3.2 PERFORMANCE OF DUTIES. A director office corporation shall Perform his or her duties as a director, including his or her dunes as a member of any committee of the board upon which he or she may serve, in good faith, in a manner be or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section 3.2; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning die matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall not have any liability by reason of being or having been a director of the corporation.

          Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

          (a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

          (b) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

          (c) A committee of the board upon which he or she does not serve, duly designated m accordance with the provision of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

          SECTION 3.3 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than one director. Each director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Colorado or shareholders of the corporation.

          SECTION 3.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without notice other than such resolution.

          SECTION 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chair of the Board, if any, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them,

          SECTION 3.6 NOTICE. Written notice of any special meeting of directors shall be given as follows:

          By mail to each director at his or her business address at least four days prior to the meeting; or

          By personal delivery, facsimile or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director.

          If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be delivered when a confirmation of the transmission of the facsimile has been received by the sender. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

          Any director may waive notice of any meeting before or after to time and date of the meeting stated in the notice. The waiver shall be in writing and signed by the director entitled to the notice. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 3.7 QUORUM. A majority of the number of directors fixed by or pursuant to Section 3.3 of this Article III, or if no such number is fixed, a majority of the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

          SECTION 3.8 MANNER OF ACTING. Except as otherwise required by the Colordo Business Corporation Act or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present when a vote is taken shall be the act of the Board of Directors.

          SECTION 3.9 INFORMAL ACTION BY DIRECTOR OR COMMITTEE MEMBERS. Unless the Articles of Incorporation or these Bylaws provide otherwise, any action required or permitted to be taken at a meeting of the Board of Directors or any committee designated by said board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records, Action taken under this section is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as an unanimous vote of the directors or committee members and may be stated as such in any document.

          SECTION 3.10 PARTICIPATION BY ELECTRONIC MEANS, Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

          SECTION 3.11 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the shareholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

          If elected by the directors, the director filling the vacancy shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director filling the vacancy shall hold office for the unexpired term of his or her predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders -shall hold the office for the unexpired term of the last predecessor elected by the shareholders.

          If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders, and, if one or more of the remaining directors were elected by the same voting group, only such directors so elected by the same voting group are entitled to vote to fill the vacancy if it is filled by the directors.

          SECTION 3.12 RESIGNATION. Any director of the corporation may resign at any time by giving written notice to the Secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and< unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective, When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall' become effective.

          SECTION 3.13 REMOVAL. Subject to any limitations contained in the Articles of Incorporation, any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Colorado Business Corporation Act.

          SECTION 3.14 COMMITTEES. By resolution adopted by a majority of the Board of Directors, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the Board of Directors shall designate and as shall be prescribed by or limited by the Colorado Business Corporation Act and Article XI of these Bylaws.

          SECTION 3.15 COMPENSATION. By resolution of the Board of Directors and irrespective of any personal interest of any of the directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          SECTION 3.16 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors or committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (iii) the director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer or the meeting before its adjournment or by the corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the Board of Directors or a committee of the board shall not be available to a director who voted in favor of such action.

                                   ARTICLE IV

                                    OFFICERS

          SECTION 4.1 NUMBER. The officers of the corporation shall be a President, t Secretary, and a Treasurer, each of whom must be a natural person who is eighteen years or older and shall be elected by the Board of Directors, Such other officers and assistant officers as ma~ be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

          SECTION 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board o Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

          SECTION 4.3 REMOVAL. Any officer or agent may be removed by the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          An officer may resign at any time by giving written notice of the resignation to the Secretary of the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

          SECTION 4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          SECTION 4.5 PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He or she shall, when present, and in the absence of a Chair of the Board, preside at all meetings of the shareholders and of the Board of Directors. He or she may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of (he corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time, The President or his or her designees may sell, lease, exchange, or otherwise dispose of any or all of the corporation's property in the usual and regular course of business.

          SECTION 4.6 VICE PRESIDENT. If elected or appointed by the Board of Directors, the Vice President (or in the event there is more than one Vice
President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his or her death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

          SECTION 4.7 SECRETARY. The Secretary shall (a) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board in place of the Board of Directors on behalf of the corporation, and a record of all waivers of notice and meetings of shareholders and of the Board of Directors or any committee thereof, (b) ensure that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (c) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors, (d) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the corporation's transfer agent or registrar, (e) maintain at the corporation's principal office the originals or copies of the corporation's Articles of Incorporation, Bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares' as a group, a list of the names and business addresses of the current directors and officers, a copy of the corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation's assets and liabilities and results of operations for the last three years, (f) have general charge of the stock transfer books of the corporation, unless the corporation has & transfer agent, (g) authenticate records of the corporation, and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors. Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary, The directors or shareholders may respectively designate a person other than the Secretary or Assistant Secretary to keep the minutes of their respective meetings.

          Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

          SECTION 4.8 TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation;
(b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such money s in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the dudes incident to the office of Treasurer and such other duties as from time io time may be assigned to him or her by the President or by the Board of Directors.

          SECTION 4.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned io them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

          SECTION 4.10 BONDS, If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of his or her respective duties and offices.

          SECTION 4.11 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

          SECTION 5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          SECTION 5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          SECTION 5.3 CHECKS, DRAFTS. ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          SECTION 5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, Trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI

             SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

          SECTION 6.1 REGULATION. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars,

          SECTION 6.2 SHARES WITHOUT CERTIFICATIONS. Unless otherwise provided by the Articles of Incorporation or these Bylaws, the Board of Directors may authorize the issuance of any of its classes or series of shares without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the corporation.

          Within a reasonable time following the issue or transfer of shares without certificates, the corporation shall send the shareholder a complete written statement of the information required on certificates by the Colorado Business Corporation Act.

          SECTION 6.3 CERTIFICATES FOR SHARES. If shares of the corporation are represented by certificates, the certificates shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, and shall be signed by an officer of the corporation authorized by these Bylaws or a resolution of the Board of Directors; provided that such signatures may be facsimile. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Colorado, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby, A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or m lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Bach certificate shall be otherwise in such fomi as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

          The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may, but shall not .be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

          SECTION 6.4 CANCELLATION OF CERTIFICATES. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

          SECTION 6.5 CONSIDERATION FOR SHARES. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed or other securities of the corporation. Future services shall not constitute payment or partial payment for shares of the corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the corporation unless the note is negotiable, recourse and is secured by collateral, other than the shares being purchased, having a fair market value of at least equal to the principal amount of the note.

          SECTION 6.6 LOST. STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his or her certificate for shares is lost. stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

          SECTION  6.7  TRANSFER  OF  SHARES.   Subject  to  the  terms  of  any
shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his or her duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to trear the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the Colorado Business Corporation Act.

                                   ARTICLE VII

                                   FISCAL YEAR

          The fiscal year of the corporation shall end on the last day of December in each calendar year.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

          The Board of Directors may from time to time declare, and the corporation may pay, distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Colorado Business Corporation Act and its Articles of Incorporation.

                                   ARTICLE IX

                                 CORPORATE SEAL

          The Board of Directors may authorize the use of a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and me words "CORPORATE SEAL."

                                    ARTICLE X

                                   AMENDMENTS

          These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the corporation at which a quorum is present when a vote is taken.

                                   ARTICLE XI

                               EXECUTIVE COMMITTEE

          SECTION 11.1 APPOINTMENT. The Board of Directors by resolution adopted by a majority of all directors in office, may designate two or more of its members to constitute an Executive Committee. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

          SECTION 11.2 AUTHORITY. The Executive Committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that die Executive Committee shall not have the authority of the Board of Directors in reference to authorizing distributions, filling vacancies

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on the Board of Directors,  authorizing reacquisition of stores, authorizing and determining rights for shares, amending the Articles of Incorporation, adopting a plan of merger or share exchange, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholder? a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.

          SECTION 11.3 TENURE AND QUALIFICATIONS. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the Executive Committee and is elected and qualified.

          SECTION 11.4 MEETING. Regular meetings of the Executive Committee may be held without notice at such time and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice staling the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person, The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

          SECTION 11.5 QUORUM. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present ai a meeting; at which a quorum is present when a vote is taken.

          SECTION 11.6 INFORMAL ACTTON BY EXECUTIVE COMMITTEE. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee entitled to vote with respect to the subject matter thereof.

          SECTION 11.7 VACANCIES. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of all directors in office.

          SECTION 11.8 RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of all directors in office. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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

          SECTION 11.9 PROCEDURE. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                   ARTICLE XII

                                EMERGENCY BYLAWS

          The Emergency Bylaws provided in this Article XH shall be operative during any emergency in the conduct of the business of the corporation resulting from a catastrophic event causing a quorum of directors to be not readily obtained as a result thereof, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the corporation or in the Colorado Business Corporation Act, To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

          During any such emergency;

          (a) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

          (b) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

          (c) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

          (d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

          (e) No officer, director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

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

          (f) These Emergency Bylaws shall be subject co repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                  CERTIFICATE
                                  -----------

          I hereby certify that the foregoing  Bylaws,  consisting of twenty-one
(21) pages, including this page, constitute the Bylaws of New Millennium Media International, Inc., adopted by the Board of Directors of the corporation as of April 21 1998.

                                        /s/ Troy H. Lowrie
                                        ----------------------------------------
                                        Troy H. Lowrie, President, Secretary and
                                                        Tresurer

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